Exhibit 10.30(b)
     EXECUTIVE RETIREMENT AGREEMENT

This Executive Retirement Agreement is dated as of November 3, 2021, and is between Timothy Wentworth (you), and the Company.

You and the Company (defined below) intend to be legally bound by the Agreement, and are entering into it in reliance on the promises made to each other in this Agreement. Under the Agreement, your employment will end, and you and the Company agree to settle all issues concerning your employment and termination of employment.

Definitions.

“Agreement” – this Executive Retirement Agreement between you and the Company.

“Cigna” – Cigna Corporation and any subsidiaries or affiliates of Cigna Corporation.

“Company” – Express Scripts Strategic Development, Inc.

“Delaware Courts” – any Delaware court where venue is appropriate and that has subject matter jurisdiction over the dispute described in paragraph 4 of this Agreement.

“EEOC” – the Equal Employment Opportunity Commission.

“ERISA” – the Employee Retirement Income Security Act, as amended.

“Federal Court” – the United States District Court for the District of Delaware.

“NLRA” – the National Labor Relations Act, as amended.

“Release Agreement” – the Agreement and Release substantially in the form attached hereto as Exhibit A.

“SEA” – the Securities Exchange Act of 1934, as amended.

“SEC” – the Securities Exchange Commission.

“Section 409A” – Section 409A of the Internal Revenue Code of 1986 (as amended) and the regulations thereunder.

“Termination Date” – your last day of employment with the Company as described in paragraph 1 of this Agreement.

“Title VII” – Title VII of the Civil Rights Act of 1964, as amended.

“Today” – the date of this Agreement as indicated on the top of page 1.

1.    Your Termination Date.

a.Your employment with the Company will end on account of your retirement on February 4, 2022, which will be your Termination Date.

b.Your formal job responsibilities in your current role will end on December 31, 2021. Effective on January 1, 2022, you will transition to a non-executive officer role continuing to provide services on ongoing projects as needed, at your base salary rate in effect on the date of this Retirement Agreement. You agree and acknowledge that you will not be eligible for a cash bonus or long-term incentive award with respect to your service to the Company in 2022. Your formal job responsibilities at Cigna will end on your Termination Date.

2. Your Promises to the Company.
c.On or before your Termination Date, you will return to Cigna any Cigna property that you now have (for example: identification card, access card, office keys, computer, cell phone, company manuals, office equipment, records and files). You also agree that, by signing this Agreement, you are formally resigning from all officer or director positions you hold with Cigna effective on December 31, 2021 and will sign any additional paperwork that may be required by Cigna or law to effectuate such resignation.

b.    You agree and acknowledge that the promises contained in the various Confidentiality, Non-Competition and Non-Solicitation Agreements you accepted in order to receive your equity awards under the Cigna Long-Term Incentive Plan (including, but not limited to, those relating to non-competition, non-solicitation, confidentiality and cooperation) (the “Promises”) shall survive the termination of your employment and continue to apply in full force and effect. You affirm that the Promises are reasonable and necessary to protect the legitimate interests of Cigna, that you received adequate consideration in exchange for agreeing to the Promises and that you will abide by the Promises.
c.    You agree to cooperate with Cigna in all investigations, litigation and arbitrations of any kind (including, but not limited to, governmental or regulatory investigations or inquiries), to assist and cooperate in the preparation and review of documents and in meetings with Cigna attorneys for any purpose (including, but not limited to, deposition and/or trial preparation), and to provide truthful testimony as a witness or a declarant in connection with any present or future court, administrative agency, or arbitration proceeding involving Cigna and with respect to which you have relevant information. Cigna will reimburse you, upon production of appropriate receipts and in accordance with Cigna's then existing Business Travel Reimbursement Policy, the reasonable business expenses (including coach air transportation, hotel, and, similar expenses) incurred by you in connection with such assistance. All receipts for such expenses must be presented for reimbursement within 45 days after the expenses are incurred in providing such assistance.
d.    You agree that you will not at any time make any verbal or written statement, whether in public or in private, that disparages in any way Cigna’s integrity,

business reputation, or performance, or disparages any of Cigna's directors, officers, or employees. It shall not, however, be a violation of this paragraph for you to make truthful statements (i) when required to do so by a court of law or arbitrator, by any governmental agency having supervisory authority over Cigna's business or by any administrative or legislative body (including a committee thereof) with actual or apparent jurisdiction to order you to divulge, disclose or make accessible such information, (ii) to the extent necessary concerning any litigation, arbitration or mediation involving this Agreement or enforcement of this Agreement or (iii) in connection with any proceeding or investigation conducted by a federal, state or local government agency, including but not limited to, the EEOC, or when exercising rights protected by the NLRA or the SEA.
e.    You hereby acknowledge that you are aware that the securities laws of the United States generally prohibit any person who has material non-public information about a company from, among other things, (1) purchasing or selling securities of such company or securities convertible into such securities on the basis of such information or (2) communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person may purchase or sell such securities or securities convertible into such securities. Accordingly, you agree that you will not make any purchase or sale of, or otherwise consummate any transactions involving, Cigna securities or securities convertible into Cigna securities, including with respect to your Cigna 401(k) Plan account, while in possession of material non-public information regarding Cigna, nor will you communicate such information in a manner that violates the securities laws of the United States (regardless of whether such communication would be permitted elsewhere in this Agreement.) If you consummate a transaction involving Cigna securities (or securities convertible into Cigna securities), you will file (or cause to be filed) any and all reports or notifications that may be required under Section 16 of the SEA.
f.    If you have received any payment from Cigna that you were not entitled to receive (an “overpayment”), or any other type of overpayment, or you owe Cigna money for any reason, you hereby authorize the Company to deduct such overpayment or money owed from the amount of your payment(s) described in paragraph 3 below.
3.    Pay and Benefits Until and After Termination Date.

a.From Today until your Termination Date, the Company will continue to pay you a salary at your current regular salary rate and you and your eligible dependents may continue to participate in the Company’s employee benefits programs in accordance with the terms of those programs and your applicable elections.

b.    You understand and agree that you will not be covered by the Cigna Short-Term Disability Plan or Cigna Long-Term Disability Plan after your Termination Date.

c.    You will continue to accrue paid time off benefits through your Termination Date. If you have any accrued but unused paid time off remaining as of your

Termination Date, the Company will make a lump sum payment to you for the value of such paid time off within 30 days after your Termination Date.

d.    If you die before the Company pays you all amounts due under paragraph 3 of the Agreement, the remaining amounts will be paid to your surviving spouse in a lump sum within 90 calendar days after the date of your death, but in no event later than March 15, 2023. (However, amounts due under paragraph 3.h. will be paid as described below and plan benefits under paragraph 3.g and SPS payments under 3.k will be payable under the terms of the applicable plan.) If you have no surviving spouse, the payments will be made to your estate. If you die before your Termination Date, the date you die will automatically be your new Termination Date.

e.    None of the payments described in this paragraph 3, except for salary payments under paragraph 3.a, will be treated as eligible earnings for any benefits purposes, and salary payments will be treated as eligible earnings only to the extent provided by the terms of the applicable benefit plan.

f.    Any coverage you have under the Cigna Medical Plan or Cigna Dental Plan on your Termination Date will expire on the Sunday after your Termination Date. You may elect, at your own expense, to continue your Company group health care coverage for up to 18 additional months under the provisions of COBRA. You will be billed monthly for any elected COBRA coverage. You may convert certain group benefits coverages to individual coverages under the terms of the Company’s benefits program. Any benefit coverage for which you may be eligible under the Cigna retiree health care and life insurance plans will be provided to you under the provisions of those plans, but only to the extent that Cigna continues to provide such benefits to retirees.
g.    Any benefits you may have earned under the Cigna Deferred Compensation, Pension, Supplemental Pension, 401(k) and Supplemental 401(k) Plans or other deferred payment arrangements will be paid to you under the terms and provisions of those plans and arrangements.

h.    Subject to your execution of the Release Agreement prior to your Termination Date (and the non-revocation of that agreement), the Company will pay you within 30 days following your Termination Date a cash bonus for services performed during 2021 in an amount equal to your annual bonus target; therefore the payment due hereunder is $2,625,000 (less applicable withholding).

i.Until your Termination Date, any options on Cigna Corporation stock that you hold will continue to vest under the terms of the applicable plan and your applicable grant documents, including the terms and conditions that you must continue to honor. Any unexercised and unvested options that were granted to you prior to 2021 and that you hold on your Termination Date will become vested and exercisable upon your Termination Date, subject to the terms of the applicable plans and grant documents. You may exercise vested options only in accordance with the terms of the plan and grants and subject to Cigna Corporation’s Insider Trading Policy.

j.    Until your Termination Date any Cigna restricted stock grants (RSGs) that you hold will continue to vest under the terms of the applicable plan and your applicable grant documents, including the terms and conditions that you must continue to honor.

k.    Subject to your execution of the Release Agreement prior to your Termination Date (and the non-revocation of that agreement) and subject to your continued compliance with the Promises and the other terms of the applicable plans and grant documents through the applicable vesting date(s):

(i)Any unvested options that were granted to you after 2020 and that you hold on your Termination Date will continue to vest and become exercisable on the originally scheduled vesting dates for those options;

(ii)Any unvested RSGs that were granted to you before 2021, and that you then hold upon your Termination Date will automatically become vested upon your Termination Date;

(iii)Any unvested RSGs that were granted to you after 2020 and that you hold upon your Termination Date will continue to vest following your Termination Date on the originally scheduled vesting dates for those awards; and

(iv)You will be entitled to receive payments for a prorated number of the Strategic Performance Shares (SPSs) that have been awarded to you, based on the number of months that you were employed during each 36 month performance period, with such payments to be made at the time and in the form specified in, and in accordance with and subject to the terms of, the Cigna Long-Term Incentive Plan and the applicable grant documents (including your compliance with the Promises through the applicable vesting dates), as follows:

▪16,355 of SPSs granted for 2019-2021;
▪10,416 of SPSs granted for 2020-2022; and
▪4,677 of SPSs granted for 2021-2023.

The actual number of SPSs issued will be determined following the applicable performance period based on whether and to what extent the performance criteria applicable to such SPSs are achieved.

l.    No executive financial services benefits will be provided after your Termination
    Date.

m.    You will receive no other money or benefits from the Company, except as provided in this Agreement.

n.    Any payments under this paragraph 3 are intended to be exempt from, or comply with, the requirements of Section 409A, and this Agreement shall in all respects be administered in accordance with Section 409A. Notwithstanding anything herein to the contrary, if any payments under this paragraph 3 are subject to

Section 409A, (1) such payments shall only be made in a manner and upon an event permitted under Section 409A, (2) such payments shall only be made upon a “separation from service” under Section 409A, and (3) in no event shall you, directly or indirectly, designate the calendar year in which any such payment is made except in accordance with Section 409A. In no event shall Cigna be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by you on account of non-compliance with Section 409A.

4.    Applicable Law and Exclusive Forum.

This Agreement (including the Promises) will be interpreted, enforced and governed under the laws of the State of Delaware (without regard to its conflict of laws principles); provided, however, that your eligibility for, or the amount of any, employee benefits shall be subject to the terms of the applicable benefit plans and the provisions of ERISA. You and Cigna agree that any lawsuit arising out of or relating to the Promises shall be brought exclusively in the Federal Court or in Delaware Courts if the Federal Court lacks subject matter jurisdiction over the dispute, and you and Cigna expressly waive any defense of inconvenient forum and any other venue or jurisdiction-related defenses that each might otherwise have in such a lawsuit.

5.    Arbitration.
Except with respect to any action by you or Cigna seeking emergency, temporary or permanent injunctive relief arising out of or relating to the Promises, any and all disagreements, disputes or claims listed below will be resolved exclusively by arbitration in the Philadelphia, Pennsylvania area.

Arbitration will be conducted in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, as modified by Company. A copy of the Cigna Companies Employment Dispute Arbitration Rules and Procedures is available upon request.

A legal judgment based upon the Arbitrator’s award may be entered in any court having jurisdiction over the matter. Each party shall be liable for its own costs and expenses (including attorneys’ fees). You and the Company agree to arbitrate anything:

a.    related in any way to this Agreement or how it is interpreted or implemented (including the validity of your ADEA waiver); or

b.    that involves any dispute about your candidacy for employment, employment or termination of employment with the Company, including any disputes arising under local, state or federal statutes or common law.

6.    Final and Entire Agreement; Amending the Agreement.

This Agreement is intended to be the complete, final and entire agreement between you and the Company. It fully replaces all earlier agreements or understandings. However, it does not replace the terms of any:

a.    Cigna stock or option grant you might have received, the terms of any employee benefit plan or the Promises contained in the agreements referenced in paragraph 2b above;

b.Arbitration agreement that you currently have with Cigna which shall remain in full force and effect; or

c.Other agreement you might have entered into with the Company that requires you to pay back money to the Company, or that authorizes the Company to deduct money from your pay, when your employment terminates or at any other time.

Neither you nor the Company has relied upon any other statement, agreement or contract, written or oral, in deciding to enter into this Agreement. Any amendment to this Agreement must be in writing and signed by both you and the Company. Any waiver by any person of any provision of this Agreement shall be effective only if in writing, specifically referring to the provision being waived and signed by the person against whom enforcement of the waiver is being sought. No waiver of any provision of this Agreement shall be effective as to any other provision of this Agreement except to the extent specifically provided in an effective written waiver. If any provision or portion of this Agreement is determined to be invalid or unenforceable in a legal forum with competent jurisdiction to so determine, the remaining provisions or portions of this Agreement shall remain in full force and effect to the fullest extent permitted by law and the invalid or unenforceable provisions or portions shall be deemed to be reformed so as to give maximum legal effect to the agreements of the parties contained herein.

7.    Representations.

The Company represents and warrants that (a) the execution, delivery and performance of this Agreement has been fully and validly authorized by all necessary corporate action (including, without limitation, by any action required to be taken by the board of directors of the Company or any affiliate, any committee of such board or any committee or designee administering the applicable Cigna plans); (b) the officer signing this Agreement on behalf of the Company is duly authorized to do so; (c) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company or any affiliate is a party or by which it is bound; and (d) upon execution and delivery of this Agreement by the parties, it shall be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

8.    Notices.

Except as provided below, any notice, request or other communication given in connection with this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered to the recipient or (b) provided that a written acknowledgement of receipt is obtained, three days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the applicable address specified below (or such other address as the recipient shall have specified by ten days’ advance written notice given in accordance with this paragraph 8). Such communication shall be addressed to you as follows (unless you have made an address change in accordance with this paragraph 8):

Timothy Wentworth

and to the Company or Cigna as follows:

Executive Compensation
Cigna Corporation
1601 Chestnut Street TL05Z
Philadelphia, PA, 19192

However, Cigna and you may deliver any notices or other communications related to any employee benefit or compensation plans, programs or arrangements in the same manner that similar communications are delivered to or from other current or former employees, including by electronic transmission and first class mail.

9.    Successors and Assigns.
This Agreement will be binding on and inure to the benefit of the parties and their respective successors, heirs (in your case) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred without your prior written consent, except that such rights or obligations may be assigned or transferred without your consent pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale, liquidation or other disposition of the assets of the Company, provided that the assignee or transferee is the successor to the Company (or in connection with a purchase of Company assets, assumes the liabilities, obligations and duties of the Company under this Agreement), either contractually or as a matter of law. Your rights or obligations under this Agreement may not be assigned or transferred by you, without the Company’s prior written consent, other than your rights to compensation and benefits, which may be transferred only by will or operation of law or pursuant to the terms of the applicable plan, program, grant or agreement of Cigna or the Company. If you die or a court determines you are legally incompetent, all references in this Agreement to “you” shall be deemed to refer, where appropriate, to your legal representative, or, where appropriate, to your beneficiary or beneficiaries.

10.    Injunctive Relief.

You agree that (a) any breach or threatened breach of the Promises would cause irreparable injury to Cigna; (b) monetary damages alone would not provide an adequate remedy; (c) in addition to any other relief available at law or equity, Cigna shall be entitled to injunctive relief and/or to have the Promises specifically enforced by a court of competent jurisdiction (without the requirement to post a bond); and (d) these remedies are cumulative and in addition to any other rights and remedies Cigna may have at law, in equity or pursuant to any other agreement.

11.    When Effective.

This Agreement is not effective or binding on either party until fully signed by both parties. This Agreement may be executed by the parties in counterparts, and counterparts may be exchanged by electronic transmission, each of which will be deemed an original, but both such counterparts will together constitute one and the same document.

The persons named below have signed this Agreement on the dates shown below:

November 3, 2021                /s/ Timothy Wentworth____
Date                         Timothy Wentworth

November 3, 2021                /s/ John Murabito_________
Date                        John Murabito
on behalf of the Company

EXHIBIT A

AGREEMENT AND RELEASE

This Agreement is dated January __, 2022, and is between Timothy Wentworth (you), and the Company.

You and the Company (defined in the Retirement Agreement) entered into the Retirement Agreement concerning your termination of employment due to your retirement. In consideration of the payments and benefits to be provided to you under paragraphs 3.h and 3.k of the Retirement Agreement and as a condition to your receiving the payments set forth in Section 3(a) of the Executive Retention Agreement, you and the Company intend to be legally bound by this Agreement, and are entering into it in reliance on the promises made to each other in the Retirement Agreement and this Agreement.

Definitions.

“ADA” – the Americans with Disabilities Act, as amended.

“ADEA” – the Age Discrimination in Employment Act, as amended.

“Agreement” – this Agreement and Release between you and the Company.

“Cigna” – Cigna Corporation and any subsidiaries or affiliates of Cigna Corporation.

“Company” – Express Scripts Strategic Development, Inc.

“Delaware Courts” – any Delaware court where venue is appropriate and that has subject matter jurisdiction over the dispute described in paragraph 4 of this Agreement.

“EEOC” – the Equal Employment Opportunity Commission.

“ERISA” – the Employee Retirement Income Security Act, as amended.

“Executive Retention Agreement” – the Executive Retention Agreement between you and Cigna, dated May 12, 2018.

“Federal Court” – the United States District Court for the District of Delaware.

“FLSA” – the Fair Labor Standards Act, as amended.

“FMLA” – the Family and Medical Leave Act, as amended.

“NLRB” – the National Labor Relations Board.

“Released Persons” – collectively, Cigna, the various plan fiduciaries for the benefit plans maintained by or on behalf of Cigna, and their successors, assigns, affiliates, shareholders, directors, officers, representatives, agents and employees.

“Retirement Agreement” – the Executive Retirement Agreement between you and the Company dated November 3, 2021.

“Termination Date” – your last day of employment with the Company as described in paragraph 1 of this Agreement.

“Title VII” – Title VII of the Civil Rights Act of 1964, as amended.

“Today” – the date of this Agreement as indicated on the top of page 1.

1.    Your Termination Date.

As contemplated by the Retirement Agreement, your employment with the Company will end on account of your retirement on February 4, 2022, which will be your Termination Date.

2.    Reaffirmation of Your Promises to the Company.

You expressly reaffirm that the Promises (as defined in the Retirement Agreement) shall survive the termination of your employment and continue to apply in full force and effect. You affirm that the Promises are reasonable and necessary to protect the legitimate interests of Cigna, that you received adequate consideration in exchange for agreeing to the Promises and that you will abide by the Promises.

3.    Pay and Benefits Conditioned on Your Execution of this Agreement.

As contemplated by the Retirement Agreement and the Executive Retention Agreement, your rights to the payments and benefits described in paragraphs 3.h and 3.k of the Retirement Agreement and the payments described in Section 3(a) of the Executive Retention Agreement are expressly contingent on your execution (and non-revocation) of this Agreement. You acknowledge that you are executing this Agreement in consideration for the payments and benefits described in paragraphs 3.h and 3.k of the Retirement Agreement and Section 3(a) of the Executive Retention Agreement.

4.     Acknowledgment and Release of Claims.

a.    You acknowledge that there are various local, state, and federal laws that prohibit, among other things, employment discrimination on the basis of age, sex, race, color, national origin, religion, disability, sexual orientation, or veteran status and that these laws are enforced through the EEOC, Department of Labor, and state or local human rights agencies. Such laws include, without limitation, Title VII, ADEA, ADA, ERISA, 42 U.S.C. Section 1981, FMLA, FLSA, state and local human or civil rights laws, and other statutes that regulate employment, as each may have been amended, and the common law of contracts and torts. You acknowledge that the Company has not (i) discriminated against you in contravention of these laws; (ii) breached any contract with you; (iii) committed any civil wrong (tort) against you; or (iv) otherwise acted unlawfully toward you.

    You further acknowledge that the Company has paid and, upon payment of the amounts provided for in the Retirement Agreement, will have paid you: (i) all salary, wages, bonuses and other compensation that might be due to you; and (ii)

all reimbursable expenses, if any, to which you may be entitled and if not, that you agree to bring to the attention of the Company in writing any such unpaid amount(s) of compensation or expenses claimed to still be due or owing before signing this Agreement.

b.    On behalf of yourself, your heirs, executors, administrators, successors and assigns, you hereby unconditionally release and discharge all Released Persons from all claims (including claims for attorneys’ fees and costs), charges, actions and causes of action, demands, damages, and liabilities of any kind or character, in law or equity, suspected or unsuspected, past or present, that you ever had, may now have, or may later assert against any Released Person, arising out of or related to your employment with, or termination of employment from, the Company. To the fullest extent permitted by law, this release includes, but is not limited to: (i) claims arising under the ADEA, the Older Workers Benefit Protection Act, the Workers’ Adjustment and Retraining Notification Act, ERISA, FMLA, ADA, FLSA, and any other federal, state, or local law prohibiting age, race, color, gender, creed, religion, sexual preference/orientation, marital status, national origin, mental or physical disability, veteran status, or any other form of unlawful discrimination or claim with respect to or arising out of your employment with or termination from the Company, including wage claims; (ii) claims (whether based on common law or otherwise) arising out of or related to any contract (whether express or implied); (iii) claims under any federal, state or local constitutions, statutes, rules or regulations; (iv) claims (whether based on common law or otherwise) arising out of any kind of tortious conduct (whether intentional or otherwise) including but not limited to, wrongful termination, defamation, violation of public policy; and (v) claims included in, related to, or which could have been included in any presently pending federal, state or local lawsuit filed by you or on your behalf against any Released Person, which you agree to immediately dismiss with prejudice.

For purposes of implementing a full and complete release and discharge of all Released Persons, you expressly acknowledge that this release is intended to include not only claims that are known, anticipated, or disclosed, but also claims that are unknown, unanticipated, or undisclosed. You are aware that there may be discovery of claims or facts in addition to or different from those known or believed to be true with respect to the matters related herein. Nevertheless, it is your intention fully, finally, and forever to settle and release all such matters, and all claims related to such matters, which may now exist or which may have previously existed between you and any Released Person, whether suspected or unsuspected. You agree that this Agreement shall remain in effect as a full and complete release of all such matters, even if any additional or different related claims or facts exist now or are later discovered.

You also understand that by signing this Agreement you are giving up any right to become, and you are promising not to agree to become, a member of any class in a case in which claims are asserted against any Released Person if those claims are related in any way to your employment with, or termination of employment from, the Company, and involve events that happened on or before the date you signed this Agreement. If, without your prior knowledge and consent, you are made a member of a class in any such case, you will opt out of the class at your first opportunity after you learn of your inclusion. You agree to sign, without objection or delay, any “opt-out” form presented to you either by the court in which the case is pending or by counsel for any Released Person made a defendant in the case.

d.This release does not include (and you are not releasing):

(1)Any claims against the Company for promises it made to you in the Retirement Agreement or is making to you in this Agreement;

(2)any claims for benefit payments to which the Plan Administrator determines you are entitled under the terms of any retirement, savings, or other employee benefit programs in which the Company participates (but your release does cover any claims you may make for severance benefits and any claims for benefits beyond those provided under the terms of the applicable plan);

(3)any claims that may arise after the date you sign the Agreement;

(4)any claims covered by workers compensation or other laws that are not, or may not be, as a matter of law, releasable or waivable;

(5)any rights you have to indemnification under the Company’s (and, if applicable, any Company affiliate’s) by-laws, directors and officers liability insurance or this Agreement or any rights you may have to obtain contribution as permitted by law if any judgment is entered against you as a result of any act or failure to act for which you and the Company are jointly liable; and

(6)any claims that you did not knowingly and voluntarily waive your rights under the ADEA.

5.    No Admission of Wrongdoing.

Just because the Company is entering into the Retirement Agreement and this Agreement and paying you money, neither the Company nor any Released Persons are admitting that they have done anything wrong or violated any law, rule, order, policy, procedure, or contract, express or implied, or otherwise incurred any liability. Similarly, by entering into this Agreement, you are not admitting that you have done anything wrong or violated any law, rule, order, policy, procedure, or contract, express or implied, or otherwise incurred any liability.

6.    Applicable Law and Exclusive Forum.

This Agreement (including the Promises) will be interpreted, enforced and governed under the laws of the State of Delaware (without regard to its conflict of laws principles); provided, however, that your eligibility for, or the amount of any, employee benefits shall be subject to the terms of the applicable benefit plans and the provisions of ERISA. You and Cigna agree that any lawsuit arising out of or relating to the Promises shall be brought exclusively in the Federal Court or in Delaware Courts if the Federal Court lacks subject matter jurisdiction over the dispute, and you and Cigna expressly waive any defense of inconvenient forum and any other venue or jurisdiction-related defenses that each might otherwise have in such a lawsuit.

7.    Arbitration.

Except with respect to any action by you or Cigna seeking emergency, temporary or permanent injunctive relief arising out of or relating to the Promises, without in any way affecting the release in paragraph 4, any and all disagreements, disputes or claims listed below will be resolved exclusively by arbitration in the Philadelphia, Pennsylvania area.

Arbitration will be conducted in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, as modified by Company. A copy of the Cigna Companies Employment Dispute Arbitration Rules and Procedures is available upon request.

A legal judgment based upon the Arbitrator’s award may be entered in any court having jurisdiction over the matter. Each party shall be liable for its own costs and expenses (including attorneys’ fees). You and the Company agree to arbitrate anything:

a.    related in any way to this Agreement or how it is interpreted or implemented (including the validity of your ADEA waiver); or

b.    that involves any dispute about your candidacy for employment, employment or termination of employment with the Company, including any disputes arising under local, state or federal statutes or common law (if for any reason your release and waiver under paragraph 4 is found to be unenforceable or inapplicable).

8.    Final and Entire Agreement; Amending the Agreement.
This Agreement is intended to be the complete, final and entire agreement between you and the Company. It fully replaces all earlier agreements or understandings; provided, however, that all obligations and rights arising under the Retirement Agreement shall be unaffected hereby and shall remain in full effect. Additionally, it does not replace the terms of any:

a.    Cigna stock or option grant you might have received, the terms of any employee benefit plan or the Promises;

e.Arbitration agreement that you currently have with Cigna which shall remain in full force and effect; or

f.Other agreement you might have entered into with the Company that requires you to pay back money to the Company, or that authorizes the Company to deduct money from your pay, when your employment terminates or at any other time.

Neither you nor the Company has relied upon any other statement, agreement or contract, written or oral, in deciding to enter into this Agreement. Any amendment to this Agreement must be in writing and signed by both you and the Company. Any waiver by any person of any provision of this Agreement shall be effective only if in writing, specifically referring to the provision being waived and signed by the person against whom enforcement of the waiver is being sought. No waiver of any provision of this Agreement shall be effective as to any other provision of this Agreement except to the extent specifically provided in an effective written waiver. If any provision or portion of this Agreement (other than your release of claims under paragraph 4 above) is determined to be invalid or unenforceable in a legal forum with competent jurisdiction to so determine, the remaining provisions or portions of this Agreement shall remain in full force and effect to the fullest extent permitted by law and the invalid or unenforceable provisions or portions shall be deemed to be reformed so as to give maximum legal effect to the agreements of the parties contained herein.

9.     Your Understanding.

By signing this Agreement, you admit and agree that:

a.    You have read this Agreement.

b.    You understand it is legally binding, and you were advised and, by virtue of this Agreement are further advised, to review it with a lawyer of your choice.

c.    You have had (or had the opportunity to take) at least 21 calendar days to discuss it with a lawyer of your choice before signing it and, if you sign it before the end of that period, you do so of your own free will and with the full knowledge that you could have taken the full period.

d.You realize and understand that the release covers certain claims, demands, and causes of action against the Company and any Released Persons relating to your employment or termination of employment, including those under ADEA.

e.You understand that the terms of this Agreement are not part of an exit incentive or other employment termination program being offered to a group or class of employees.

f.You are signing this Agreement knowingly, voluntarily and with the full understanding of its consequences, and you have not been forced or coerced in any way.

10.    Revoking the Agreement.

You have seven calendar days from the date you sign this Agreement to revoke and cancel it. To do that, a clear, written cancellation letter, signed by you, must be received by Executive Compensation, Cigna Corporation, 1601 Chestnut Street TL05Z, Philadelphia, PA, 19192 before 5:00 p.m. Eastern Time on the seventh calendar day following the date you sign this Agreement. The Agreement will have no force and effect until the end of that seventh day; provided that, during such seven-day period, the Company shall not be able to revoke this Agreement or cancel it.

11.     If Legal Action Is Started by You.

You understand and agree that the Company's main reason for entering into this Agreement is to avoid lawsuits and other litigation. Therefore, if any legal action covered by this Agreement is started by you (or by someone else on your behalf) against any Released Person, you agree to withdraw such proceeding or claim with prejudice.

If you fail to withdraw such proceeding or claim (or fail to opt out of a class action that includes you) within 30 days of receipt of written notice from the Released Person requesting that you withdraw such proceeding or claim (or in the case of a class action, within 30 days of the later of such request or your being given the opportunity to opt out), then in addition to any other equitable or legal relief that the Company may be entitled to:

a.    You may forfeit all or any portion of the amounts due under the Retirement Agreement;

b.    You agree to pay back to the Company within 60 days after receipt of written notice from the Company all of the payments and benefits you receive under paragraph 3.h and paragraph 3.k of the Retirement Agreement and under Section 3(a) of the Executive Retention Agreement; and

c.    You agree to pay the Company the reasonable costs and attorneys' fees it incurs in defending such action.

You represent that as of Today you have not assigned to any other party, and agree not to assign, any claim released by you under this Agreement. (If you claim that your release of ADEA claims was not knowing and voluntary, the Company reserves its right to recover from you its attorneys’ fees and/or costs in defending that claim, at the conclusion of that action.)

Upon a finding by a court of competent jurisdiction or arbitrator that a release or waiver of claims provided for by paragraph 4 above is illegal, void or unenforceable, the Company may require you to execute promptly a release that is legal and enforceable and does not extend to claims not released under paragraph 4. If you fail to execute such a release within a reasonable period of time, then this Agreement shall be null and void from Today on, and any money or value paid or provided to you by the Company after Today under paragraphs 3.h and 3.k of the Retirement Agreement and under Section 3(a) of the Executive Retention Agreement that in each case has not previously been returned to the Company, will be treated as an overpayment. You will have to repay that overpayment to the Company with interest, compounded annually at the rate of 6%. However, the repayment provision in this paragraph does not apply to legal actions in which you claim that your release of ADEA claims was not knowing and voluntary.

This paragraph 11 does not apply to anything of value given to you for which you actually performed services and by law you are entitled to receive.

Neither this paragraph 11, nor anything else in this Agreement, is intended to prevent you from instituting legal action for the sole purpose of enforcing this Agreement or from filing a charge with, furnishing information to, or participating in an investigation conducted by, the EEOC, the NLRB, the SEC or any comparable federal, state or local governmental agency; provided however, that, with the exception of any whistleblower award from the SEC, you expressly waive and relinquish any right you might have to recover damages or other relief, whether equitable or legal, in any such proceeding concerning events or actions that arose on or before the date you signed this Agreement. You agree to inform the EEOC, any other governmental agency, any court or any arbitration organization that takes jurisdiction over any matter relating to your employment or termination of employment that this Agreement constitutes a full and final settlement by you of all claims released hereunder.

12.    Representations.

The Company represents and warrants that (a) the execution, delivery and performance of this Agreement has been fully and validly authorized by all necessary corporate action (including, without limitation, by any action required to be taken by the board of directors of the Company or any affiliate, any committee of such board or any committee or designee administering the applicable Cigna plans); (b) the officer signing this Agreement on behalf of the Company is duly authorized to do so; (c) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company or any affiliate is a party or by which it is bound; and (d) upon execution and delivery of this Agreement by the parties, it shall be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

13.    Notices.

Except as provided below, any notice, request or other communication given in connection with this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered to the recipient or (b) provided that a written acknowledgement of receipt is obtained, three days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the applicable address specified below (or such other address as the recipient shall have specified by ten days’ advance written notice given in accordance with this paragraph 13). Such communication shall be addressed to you as follows (unless you have made an address change in accordance with this paragraph 13):

Timothy Wentworth

and to the Company or Cigna as follows:

Executive Compensation
Cigna Corporation
1601 Chestnut Street TL05Z
Philadelphia, PA, 19192

However, Cigna and you may deliver any notices or other communications related to any employee benefit or compensation plans, programs or arrangements in the same manner that similar communications are delivered to or from other current or former employees, including by electronic transmission and first class mail.

14.    Successors and Assigns.
This Agreement will be binding on and inure to the benefit of the parties and their respective successors, heirs (in your case) and permitted assigns. No rights or obligations of the Company under the Retirement Agreement or this Agreement may be assigned or transferred without your prior written consent, except that such rights or obligations may be assigned or transferred without your consent pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale, liquidation or other disposition of the assets of the Company, provided that the assignee or transferee is the successor to the Company (or in connection with a purchase of Company assets, assumes the liabilities, obligations and duties of the Company under the Retirement Agreement or this Agreement), either contractually or as a matter of law.

Your rights or obligations under the Retirement Agreement or this Agreement may not be assigned or transferred by you, without the Company’s prior written consent, other than your rights to compensation and benefits, which may be transferred only by will or operation of law or pursuant to the terms of the applicable plan, program, grant or agreement of Cigna or the Company. If you die or a court determines you are legally incompetent, all references in the Retirement Agreement or this Agreement to “you” shall be deemed to refer, where appropriate, to your legal representative, or, where appropriate, to your beneficiary or beneficiaries.

15.    Injunctive Relief.

You agree that (a) any breach or threatened breach of the Promises would cause irreparable injury to Cigna; (b) monetary damages alone would not provide an adequate remedy; (c) in addition to any other relief available at law or equity, Cigna shall be entitled to injunctive relief and/or to have the Promises specifically enforced by a court of competent jurisdiction (without the requirement to post a bond); and (d) these remedies are cumulative and in addition to any other rights and remedies Cigna may have at law, in equity or pursuant to any other agreement.

16.    When Effective.

This Agreement is not effective or binding on either party until fully signed by both parties. This Agreement may be executed by the parties in counterparts, and counterparts may be exchanged by electronic transmission, each of which will be deemed an original, but both such counterparts will together constitute one and the same document.

The persons named below have signed this Agreement on the dates shown below:

                _____________________________
Date                         Timothy Wentworth

                ____________________________
Date                        John Murabito
on behalf of the Company